Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159971, 333-154711, 333-173779, 333-66714, 333-66712, 333-134251, 333-134252, 333-190315, 333-211130, 333-211131, 333-217531, 333-217532, 333-224650, and 333-231198) of Aegion Corporation of our report dated March 10, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
March 10, 2021